                                                                     EXHIBIT 2.2

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      ADDENDUM TO ASSET PURCHASE AGREEMENT
                      ------------------------------------

         Addendum made as of July 10, 1997 to Asset Purchase Agreement made as of the 25th day of March, 1997 (the "Agreement") between Ascent Pediatrics, Inc., a Delaware corporation with its principal office at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887 (the "Buyer"), and Upsher-Smith Laboratories, Inc., a Minnesota corporation with its principal office at 14905 23rd Avenue North, Minneapolis, Minnesota 55447 (the "Seller").

                              Preliminary Statement
                              ---------------------

         The Seller has received from the United States Food and Drug Administration ("FDA") deficiency letters dated ******************** to ********************** submitted related to ***** to ********** and to changes being effected by ***** which extended the ********* ********* to ******* strength. The FDA has taken the positions that (i) the previously approved ************ for the ********* ******* would need to be revised to be ** ********** with the ********* ***** ********* for *******************
****************************** ************ for ************************** as
proposed and existing as of ************ (the "*********"), (ii) ***************
matters for the ********* ************ would be determined after the FDA completes its review of the ************** ********************* and (iii) the
******************* is subject to FDA review (collectively, the "FDA Issues"). Seller has taken the position with the FDA that ******** for the ********* ************ has previously been approved and complies with FDA regulations, that the ************ for the ********* ************ previously approved should be permitted under FDA regulations, and that the ********* ********* is properly being used by Seller.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       HANDLING OF FDA ISSUES.

         The ******, as the ****** of the ********* ********* and certain Assets of Seller relating thereto pursuant to the Agreement, shall have ******* **************, for a period of ********* from the Closing Date (the "****** ******* Period"), for the ******** to ****** the FDA Issues and **************
with the FDA relating thereto, and ***** shall have ******************** with respect to the development of such ******** and ************** with the FDA. Specifically, the ******** for ******** the FDA Issues shall be developed ******* by the **************** of the ********************, with the participation of ****************************** of

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Washington D.C., who shall be retained as *************** for the ************* ****** in connection with the FDA Issues. All written communications with respect to the FDA Issues shall be subject to ********************* by the ***** **************, and the ****** shall permit the ***** to ************** any other communications and meetings with the FDA with respect to the FDA issues. In addition, the ****** undertakes to keep ***** informed on a prompt and timely basis of any communications or other developments relating to the FDA Issues. In the event of a ********** between the ***** and the ****** with respect to any aspect of such ************************************, such ********** shall be resolved by reference to the recommendation of ******************** of ****** *********************** in the matter. ********* the ************** Period,
***** shall have ******************* with respect to such matters.

2.       INDEMNIFICATION.

         Buyer agrees that it will not seek indemnification from Seller pursuant to Section 9 of the Agreement for any Losses incurred by Buyer resulting from requirements that the *************** for the ********* ************ comply with the ********* (whether as a result of acceptance by Buyer and Seller of FDA requirements in such respect, or by order of the FDA or otherwise) or resulting from any resolution of the FDA Issues specified in clauses (i) and (ii) of the second sentence of the Preliminary Statement, which is more favorable than the FDA's present position regarding compliance with the *********. Except as provided in the immediately preceding sentence, Seller shall indemnify Buyer pursuant to Section 9 of the Agreement, subject to all of the terms and conditions thereto, with respect to any Loss incurred by the Buyer arising out of or in connection with the FDA Issues including, without limitation, Losses resulting from removal of the *************************** ******* from the market as a consequence of FDA regulatory action taken in connection with the FDA Issues. Nothing in this Addendum shall be deemed to expand the Seller's obligation to indemnify the Buyer beyond such obligation otherwise required by
Section 9 of the Agreement, or except as specifically provided, to limit the Buyer's rights to indemnification pursuant to Section 9 of the Agreement.

3.       EXPENSES.

         Notwithstanding the provisions of paragraph 2 above, the fees and expenses of ****************************** and of any other consultants or experts retained by agreement of the Seller and the Buyer in connection with the FDA Issues shall be shared equally by the Buyer and the Seller.

         Except as specifically amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Addendum has been duly executed by the parties hereto as of and on the date first above written.



                                 UPSHER-SMITH LABORATORIES, INC.



                                 By:     /s/ JOHN A. TROUP
                                    --------------------------------------------
                                 Title:  President and Chief Operating Officer




                                 ASCENT PEDIATRICS, INC.



                                 By:     /s/ ALAN R. FOX
                                    --------------------------------------------
                                 Title:  President and Chief Executive Officer